Exhibit 10.10
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***] HAS BEEN OMITTED PURSUANT TO REGULATION S-K, ITEM 601(B) BECAUSE THE REGISTRANT HAS DETERMINED THAT THE OMITTED INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

PALANTIR ORDER FORM	AMENDED & RESTATED ORDER # 1
EFFECTIVE DATE: April 1, 2024

PARTIES

Voyager Space Holdings, Inc. (“Customer”) 1225 17th St., Suite 1100 Denver, CO 80202		Palantir Technologies Inc. (“Palantir”) 1200 17th Street Floor 15 Denver, CO 80202

BY:	/s/ Phil De Sousa, President	BY:	/s/ Ryan Taylor

NAME: Phil De Sousa TITLE: CFO DATE: September 23, 2024		NAME: Ryan Taylor TITLE: Chief Revenue Officer and Chief Legal Officer DATE: September 23, 2024

FEES
PRODUCT ORDER DESCRIPTION	NOTES	FEES
Palantir Platform – Foundry Cloud Subscription for the Order Term		[***]
Palantir Professional Services for the for the Order Term	Mutually agreed services for the use cases described in Appendix A.	[***]
	TOTAL IN USD (excluding applicable Foundry Usage Fees and sales tax/VAT)	$5,044,090.06

ORDER INFORMATION
ORDER TERM	The term of this Amended & Restated Order Form #1 (the “Order Term”) will begin on the Effective Date and expire on June 30, 2024.

BILLING DETAILS
Palantir shall invoice Customer for the Professional Services Fee of [***] after the Effective Date.
The Parties agree that Customer shall have the option to satisfy its payment obligation under this Amended & Restated Order Form #1 through the issuance of an aggregate of 161,670 shares of Common Stock, par value $0.0001 per share of Customer (the “Common Stock”), of which (a) 152,243 shares of Common Stock were issued by Customer to Palantir as of June 19, 2024, and (b) 9,427 shares of Common Stock shall be issued by Customer to Palantir within ten (10) business days of the date of the last signature of the Parties hereto. The Parties agree that the shares of Common Stock issued in satisfaction of Customer’s payment obligation under this Amended & Restated Order Form #1 shall be issued at a price per share of $31.20.

Lance Weber, Chief Accounting Officer [***]
BILLING CONTACT

SHIP TO (PRIMARY LOCATION OF USE – IF DIFFERENT FROM CUSTOMER ADDRESS ABOVE)

[***]
ACCESS SCOPE AND DETAILS
Palantir Order Form
CONFIDENTIAL

TERMS

1.This Amended & Restated Order Form #1 hereby amends and restates Order Form #1, by and between the Parties and executed as of June 17, 2024, and is issued pursuant to the Palantir Terms of Service (and any exhibits) attached hereto
(collectively with any Order Forms, the “Agreement”). Any capitalized terms used in this Amended & Restated Order Form
#1 but not defined herein shall have the meaning given to them in the Agreement. In the event of a conflict between this
Amended & Restated Order Form #1 and the Agreement, this Amended & Restated Order Form #1 shall take precedence.
2.In connection with this Amended & Restated Order Form #1, the Amended & Restated Order Form #2, and subsequent
Order Forms as applicable, the Parties have separately negotiated the Flow Down Clause Addendum (NASA SAA-UA-22-
35805 Space Act Agreement Flow Down Clauses) (as mutually agreed, the “Flow-Downs”). In the event a final contract is awarded to Customer or one of its affiliates by NASA, the Parties agree to incorporate the Flow-Downs to form part of any applicable subsequent Order Forms following such award relating to Palantir’s provision of services under such final contract. For the avoidance of doubt, in the event of a conflict between the Agreement and such incorporated Flow-Downs, the Agreement shall take precedence, and any flow down provisions or clauses therein that conflict with the Agreement or that are not applicable by their own terms will be self-deleting. Customer shall be responsible and liable to ensure that the
Flow-Downs are enforceable and valid in relation to relevant third parties, such as NASA and government entities, and notwithstanding anything to the contrary in the relevant Space Act Agreement in connection therewith, Palantir shall have no responsibility or liability beyond what is agreed to in the Flow-Downs. In parallel with the foregoing, Customer agrees to use its commercially reasonable best efforts to work with NASA, the Inventions and Contributions Board and any other relevant body, to obtain the broadest possible waiver to ensure that Article 10 of the relevant Space Act Agreement would not apply to Palantir in the event that, under any subsequent Order Form, Palantir creates any subject matter invention or patent right, to which absent of waiver, the Article 10 of the relevant Space Act Agreement would apply.
3.Customer agrees that it will instruct Palantir reasonably in advance to confirm whether the configuration of the Service provided pursuant to the Professional Services enables the Parties to comply with laws, regulations, and contractual obligations applicable to the processing and use of Customer Data as envisaged under any and all applicable Order Forms (including, but not limited to, any applicable obligations of the Flow-Downs).
4.Palantir may publish a brief description of Customer’s use of the Service and may use Customer’s name, logo, trademark or trade dress to identify Customer as a Palantir customer on any of Palantir’s websites, client lists, press releases, and/or other marketing or promotional materials. Any public use hereunder by either party (a) shall be consistent with any trademark or branding guidelines provided by the other party and (b) shall in no event disparage or demean the other party.
5.The Foundry Cloud Subscription is provided to Customer with support terms and service levels defined in the Palantir Service Level Agreement and Support Policy.
6.Hosting Provider:    AWS
7.Hosting Region:    United States

Palantir Order Form
CONFIDENTIAL

AMENDED & RESTATED ORDER FORM # 1
APPENDIX A: PROFESSIONAL SERVICES
Subject to the terms and conditions of the Amended & Restated Order Form #1 and the Palantir Terms of Service (“Agreement”), this Appendix A details the provision of Professional Services by Palantir for the benefit of Customer for the Professional Services Term specified below. Unless otherwise specified in this Appendix A, the capitalized terms used in this Appendix A shall have the meaning set forth in the Agreement.
1.Services Term
Palantir shall provide the Professional Services set forth below for the term starting on April 1, 2024 and ending on June 30, 2024 (“Professional Services Term”).
2.Scope of Palantir Services
Palantir shall provide the following services during the Professional Services Term, subject to modification by mutual agreement of the Parties in response to evolving Customer priorities and goals:
-Prototype Delivery: Palantir shall deliver prototypes of the following modules, which will be configured within the Palantir Platform:
a.ISS Payload Scheduling Prototype– [***]
-Customer Hub (Architecture and Design) Palantir shall develop and configure:
a.Hub Landing/Marketplace: [***]
b.Information Security: [***]
c.Design of Onboarding Process: [***]
-Joint Study: Palantir & Customer to identify mutually beneficial forward-looking opportunities:
a.Develop joint GTM opportunity plan
b.Explore DoD applications of existing infrastructure on ISS
c.Joint platform creation opportunities
3.Customer Dependencies
Customer shall provide necessary and reasonable assistance to Palantir for the provision of Palantir Professional Services. Palantir’s provision of the Professional Services set forth above and compliance with requirements herein, including its ability to timely meet any timelines or timely provide any agreed upon software capabilities, training, or support, are contingent upon Customer’s timely and full provision of the following (“Customer Dependencies”):
•Data Access
◦Timely access to or provisioning of relevant data
◦Timely access to or provisioning of necessary network components for the purposes of data ingestion and integration
Palantir Order Form
CONFIDENTIAL

•User Access
◦Timely access to Customer test users and subject matter experts for implementation and configuration support.
◦Timely assistance from Customer's technical experts, data owners to ensure proper operation of the Cloud Solution with Customer data and technology systems and infrastructure
Palantir shall communicate deficiencies in necessary Customer Dependencies in a timely manner so that Customer can find and assign appropriate resources and resolve blocking problems.
4.Project Management/Governance
These Professional Services shall be overseen by a Steering Committee comprised of an equal number of Customer and Palantir representatives. The Steering Committee shall jointly govern the overall initiative, prioritize project objectives, review progress against timelines, remove roadblocks, and determine strategic direction. The Steering Committee shall meet at a minimum monthly or as otherwise agreed.
Palantir Order Form
CONFIDENTIAL

PALANTIR TERMS OF SERVICE
These Palantir Terms of Service (collectively with any attachments, addenda, or exhibits referenced herein and any Order Forms (as defined below) that reference these Terms of Service, the “Agreement”) apply to any Order Form(s) between Customer (as defined below) and Palantir (each a “Party” and collectively the “Parties”) and is effective as of the Effective Date of the first Order Form between the Parties.
1.Certain Definitions.
1.1“Affiliate” means an entity that, directly or indirectly, owns or controls or is owned or controlled by, or is under common ownership or control with, a Party as of the Effective Date and for as long as such entity remains directly or indirectly owned or controlled by the Party. As used herein, “control” means the power to direct, directly or indirectly, the management or affairs of an entity and “ownership” means the beneficial ownership of more than fifty percent of the voting equity securities or other equivalent voting interests of an entity.
1.2“Customer” means the customer identified on the Order Form who is Party to this Agreement.
1.3“Customer Data” means any data (including aggregated or transformed versions thereof and analytical outputs), models, algorithms, analyses, transformation code or other content that is provided by, whether directly or indirectly from a third party, or created by Customer, or Users using the Service or Website, for integration, use, or other processing in or through the Service.
1.4“Data Connection Software” means Palantir software provided for installation locally for Customer to connect Customer Data to the Service.
1.5“Documentation” means any technical documentation for the Service made available in connection with the Service, including the technical documentation relevant to the Service available at the Website, updated from time to time at Palantir’s sole discretion.
1.6“Intellectual Property Rights” means all rights, title, and interest in and to any trade secrets, patents, copyrights, service marks, trademarks, know-how, trade names, rights in trade dress and packaging, moral rights, rights of privacy, rights of publicity, and any similar rights, including any applications, continuations, or registrations with respect to the foregoing, under the laws or regulations of any governmental, regulatory, or judicial authority.
1.7“Order Form” means an ordering document specifying the Service and/or Professional Services (if applicable) to be provided hereunder that is entered into between Palantir and Customer, including any attachments, addenda, or exhibits thereto.
1.8“Palantir” means Palantir Technologies Inc., a Delaware corporation, except if a subsidiary thereof is specified on the Order Form as the contracting entity, in which case “Palantir” means that subsidiary.
1.9“Palantir Technology” means the Service, Documentation, Data Connection Software, Sample Materials, Website, models, and application programming interfaces (APIs), provided or made available to Customer as a service in connection with this Agreement, and any improvements, modifications, derivative works, patches, upgrades, and updates thereto.
1.10“Sample Materials” means any technology and materials provided or made available by Palantir to Customer for use with the Service, including sample code, software libraries, command line tools, data integration code, templates, and configuration files.
1.11“Service” means Palantir’s proprietary software-as-a-service offering(s) set forth in an Order Form.
1.12“Taxes” means any applicable sales, use, transaction, value added, goods and services tax, harmonized sales tax, withholding tax, excise or similar taxes, and any foreign, provincial, federal, state or local fees or charges, (including but not limited to, environmental or similar fees) duties, costs of compliance with export and import controls and regulations, and other governmental assessments, including any penalties and interest in respect thereof, imposed on, in respect of or otherwise associated with any transaction hereunder.
1.13“Third Party Content” means any third party data, services, or applications that interoperate with the Service which Palantir may, at Customer’s sole discretion, facilitate the use of in connection with the Service and subject to an independent agreement between Customer and such third party.
1.14“Third Party Services” means third party services that Palantir may utilize in the provision of the Service as set forth in the Documentation (or as otherwise agreed by the Parties).
1.15“Website” means WWW.PALANTIR.COM or any other Palantir-owned domains, including any subdomains of the foregoing, and all software, applications, products, content, and services provided by Palantir at or through the Website.
2.Provision of Service.
2.1Service Access. Palantir shall make available the Service to Customer, subject to the condition precedent set forth in Section 8.4, during the applicable Order Term solely for use by Customer and its Users in accordance with the terms and conditions of this Agreement and the Documentation for Customer’s internal business purposes, or as otherwise set forth in an Order Form.
2.2Data Connection Software License. If applicable for use of the Service, and subject to the condition precedent set forth in Section 8.4, Palantir grants to Customer during the applicable Order Term a non-exclusive, nontransferable, non-sublicenseable, limited license to use the Data Connection Software for the sole purposes of using and connecting to the Service. Customer shall allow Palantir to access the Data Connection Software remotely as necessary to provide the Service.
2.3Sample Materials License. Palantir may make available Sample Materials for use by Customer during the Order Term. If applicable, and subject to the condition precedent set forth in Section 8.4, Palantir grants to Customer during the applicable Order Term a non-exclusive, nontransferable, non-sublicenseable, limited license, to copy, modify, and use the Sample Materials solely to the extent necessary for Customer’s use of the Service.

2.4Usage Data. Palantir may collect and use metrics, analytics, statistics, or other data related to Customer’s use of the Service (a) to provide and secure the Service for the benefit of Customer and (b) to analyze, maintain, support, and improve the Service (provided that in relation to (b) the data collected shall not include personal data or Customer Data).
2.5Security. Palantir has established an Information Security Program (“ISP”) designed to ensure strong practical security controls, and compliance with industry best practice standards and frameworks. A comprehensive list of Palantir’s certifications can be found at https://www.palantir.com/information-security/ under “Compliance and Accreditation.” The Palantir ISP additionally is aligned with NIST 800-53, TSC (Trust Service Criteria), and CIS (Center for Internet Security) frameworks and management systems. Palantir will make available to Customer upon written request (no more frequently than once per calendar year) Palantir’s: (a) ISAE 3000/SSAE18 SOC2 TYPE II Report, (b) Penetration Test Attestation Letter, and (c) ISO 27001 Certificate. Palantir shall provide the above audit reports relating to Palantir’s operating practices and procedures to the extent relevant to the Service. Customer acknowledges that Palantir’s documentation noted in this Section and other related information are Palantir’s Confidential Information hereunder.
2.6Service Levels and Support. During an Order Term, Palantir has no obligation to provide any support services under this Agreement unless specified otherwise in the applicable Order Form. If so specified, and subject to applicable fees, Palantir will provide Customer the service levels and support consistent with the support terms and service levels in the Palantir Service Level Agreement and Support Policy. This Agreement does not give Customer any rights to any updates or upgrades to the Palantir Technology or to any extensions or enhancements to the Palantir Technology developed by Palantir at any time in the future. Palantir may offer support services separately. Any supplemental software code or related materials that Palantir provides to Customer as part of any support services are to be considered part of the Palantir Technology and are subject to the terms and conditions of this Agreement.
2.7Professional Services. Palantir shall provide Customer with implementation, enablement, training, or other professional services as specified in an Order Form, and subject to any fees thereunder (“Professional Services”). If the Order Form specifies no Professional Services, Palantir may at its discretion (without an obligation to do so absent a separate agreement providing otherwise) provide Customer Professional Services. The performance of any Professional Services shall not affect ownership of the Palantir Technology and other materials provided by Palantir under this Agreement.
3.Customer Use of Service.
3.1Accounts. Customer may provision accounts to access the Service (“Accounts”) for its (a) employees, (b) contractors, (c) other users (including its Affiliates’ employees or contractors) specified in an Order Form for the purposes authorized hereunder (collectively, “Users”). Notwithstanding the foregoing, Customer shall not, and shall not permit any of its Users to, access the Palantir Technology from any country set forth on Palantir’s prohibited country list as made available by Palantir to Customer. Customer shall be responsible for (i) administering Accounts; (ii) using industry standard security measures to protect Accounts (including, without limitation, using multi-factor authentication); and (iii) any activity on Accounts and the monitoring of such activity on Accounts (only to the extent that such monitoring does not violate any other term of this Agreement or applicable law). Customer shall immediately de-activate any Account upon becoming aware of the compromise or unauthorized use thereof (and in such case promptly notify Palantir of such compromise or unauthorized use), or upon Palantir’s reasonable request.
3.2Data Protection. The Parties shall comply with the Palantir Data Protection Addendum (“DPA”) available at https://www.palantir.com/data-protection/agreement/3791/. Customer shall be solely responsible for the accuracy, content, and legality of Customer Data and shall ensure that any integration of Customer Data into the Service complies with applicable laws and regulations, including but not limited to data localization requirements.
4.Acceptable Use.
4.1Applicable Laws. Customer’s access and use of the Service and Website, will not violate applicable laws of the United States or other laws applicable in the jurisdiction in which Customer is located, in which any natural persons who can be identified (directly or indirectly) by reference to the Customer Data (each, a “Data Subject”) is located, or in which Customer Data is stored and it is solely Customer’s responsibility for ensuring such compliance. Palantir may from time to time make available acceptable use policies, community guidelines, or similar policies, which shall become part of this Agreement.
4.2Competitive Use. Customer will not use or access the Palantir Technology to develop, create, improve, or inform a product or service similar to or competitive with any product or service offered by Palantir now or in the future.
4.3Export Controls. The Palantir Technology and Professional Services may be subject to trade control regulations of the United States, including, without limitation, the U.S. Export Administration Regulations (“EAR”) administered by the Department of Commerce’s Bureau of Industry and Security (“BIS”) and embargo and sanctions regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other export control and sanctions laws, including those applicable in other jurisdictions (the “Trade Compliance Requirements”). The Service is controlled under 5D002.c.1, ENC. Customer may not use the Palantir Technology in violation of, or take any action that causes Palantir to violate, applicable Trade Compliance Requirements. Customer also represents that it is not subject to restrictions under any U.S. government restricted end user lists, and that it is not 50% or more, directly or indirectly, owned or controlled by any individuals or entities identified on such lists and that it will immediately notify Palantir if Customer becomes subject to any such restrictions. Customer may not (unless expressly agreed otherwise in a signed, written instrument, including in an applicable Order Form) use or access the Service to (1) perform any activities subject to the International Traffic in Arms Regulations (ITAR) maintained by the United States Department of State,

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including without limitation, ingesting ITAR-controlled data and (2) ingest, access, or transmit Controlled Unclassified Information (CUI).
4.4Use of PII and/or PHI. If Customer uses or anticipates to use Personally Identifiable Information (“PII”), Personal Data, Personal Information, or Protected Health Information (“PHI”), as defined under applicable law, in connection with the Service, Customer will follow the relevant guidance and best practices for protecting sensitive data set out in documentation available at https://www.palantir.com/docs/foundry/security/overview/. For the avoidance of doubt, this Section does not grant Customer permission to use the foregoing information in connection with the Service if an Order Form expressly prohibits or restricts such use.
4.5Use Cases. Customer will comply with the Use Case Restrictions available at https://palantir.safebase.us/?itemUid=d78e37b4-3cb3-4588-b1e3- a976e2bfc730&source=title.
5.Proprietary Rights.
5.1Customer Data Ownership. As between the Parties, Customer owns all rights, title, and interest, including all Intellectual Property Rights, in and to Customer Data and any modifications made thereto. Subject to the Agreement, Customer grants to Palantir a non-exclusive, worldwide, royalty-free right and license during the Term to process Customer Data solely to provide the Service and/or Professional Services. Customer further grants to Palantir a worldwide, perpetual, irrevocable, royalty-free right and license to use, distribute, disclose, and make and incorporate into the Palantir Technology any suggestions, enhancement request, recommendation, or other feedback provided by Customer or Users relating to the Palantir Technology.
5.2Palantir Ownership. As between the Parties, Palantir owns all rights, title, and interest, including all Intellectual Property Rights, in and to the Palantir Technology, and any other related documentation or materials provided by Palantir and any derivative works, modifications, or improvements of any of the foregoing (including without limitation all Intellectual Property Rights embodied in any of the foregoing). Except for the express rights granted herein, Palantir does not grant any other licenses or access, whether express or implied, or any ownership rights to any Palantir Technology, software, services, or Intellectual Property Rights.
5.3Restrictions. Customer will not (and will not allow any third party to): (a) gain or attempt to gain unauthorized access to the Service or Website or infrastructure, or any element thereof, or circumvent or interfere with any authentication or security measures of the Service or Website; (b) interfere with or disrupt the integrity or performance of the Service or Website; (c) access or attempt to gain access to another customer’s data; (d) adversely impact the ability of other customers to use the Service; (e) transmit material containing software viruses or other harmful or deleterious computer code, files, scripts, agents, or programs through the Service or Website; (f) decompile, disassemble, scan, reverse engineer, or attempt to discover any source code or underlying ideas or algorithms of any Palantir Technology (except to the extent that applicable law expressly prohibits such a reverse engineering restriction, and in such case only upon prior written notice to Palantir); (g) provide, lease, lend, use for timesharing or service bureau purposes, or otherwise use or allow others to use the Service for the benefit of any third party; (h) use the Service or Website for any purpose that is not expressly permitted by this Agreement; (i) list or otherwise display or copy any code of any Palantir Technology, except for Sample Materials to the extent necessary for Customer’s use of the Service; (j) copy any Palantir Technology (or component thereof) or develop any improvement, modification, or derivative work thereof, except for Sample Materials to the extent necessary for Customer’s use of the Service; (k) include any portion of any Palantir Technology in any other service, equipment, or item; (l) perform penetration tests on the Service unless authorized by Palantir; (m) use, evaluate, or view the Palantir Technology for the purpose of designing, modifying, or otherwise creating any environment, software, models, algorithms, products, program, or infrastructure or any portion thereof, which performs functions similar to the functions of the Palantir Technology; (n) remove, obscure, or alter, or otherwise violate the terms of any copyright notice, trademarks, logos, and trade names and any other notices (including third party open source or similar licenses) or identifications that appear on or in any Palantir Technology and any associated media; (o) use the Website or Palantir Technology to engage in or advance any fraud or misrepresentation (including but not limited to providing fraudulent or misleading information in response to the Order Form); or (q) use or access the Service for the purposes of engaging in or supporting spamming activities or communications, or marketing activities or communications in violation of the Controlling the Assault of Non-Solicited Pornography and Marketing Act (15 U.S.C. § 7701 et seq.), the Telephone Consumer Protection Act (47 U.S.C. § 227), and all other applicable laws prohibiting spam or otherwise governing transmission of marketing materials and/or communications. Notwithstanding the foregoing, or any statement to the contrary herein, Third Party Content may be made available with notices and open source or similar licenses from such communities and third parties that govern the use of those portions, and Customer hereby agrees to be bound by and fully comply with all such licenses; however, the disclaimer of warranty and limitation of liability provisions in this Agreement will apply to all such Third Party Content.
6.Confidentiality. Each Party (the “Receiving Party”) shall keep strictly confidential all Confidential Information of the other Party (the “Disclosing Party”), and shall not use such Confidential Information except for the purposes of this Agreement, and shall not disclose such Confidential Information to any third party other than disclosure on a need-to-know basis to the Receiving Party’s directors, employees, agents, attorneys, accountants, subcontractors, or other representatives who are each subject to obligations of confidentiality at least as restrictive as those herein (“Authorized Representatives”). The Receiving Party shall use at least the same degree of care as it uses to prevent disclosure of its own confidential information, but in no event less than reasonable care. The Receiving Party may, without violating the obligations of the Agreement, disclose Confidential Information to the extent required by a valid court or government order, provided that the Receiving Party: (a) provides the Disclosing Party with reasonable prior written notice of such disclosure and (b) uses reasonable efforts to limit disclosure and to obtain, or to assist the Disclosing Party in obtaining, confidential treatment or a protective order preventing or limiting the disclosure, while allowing the Disclosing Party to participate in the proceeding. “Confidential Information” means (i) in the case of Palantir, Palantir Technology (including any information relating thereto); (ii) in the case of Customer, Customer Data; and (iii) any other information which by the nature of the

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information disclosed or the manner of its disclosure would be understood by a reasonable person to be confidential, in each case, in any form (including without limitation electronic or oral) and whether furnished before, on, or after the Effective Date; provided, however, that Confidential Information shall not include any information that (1) is or becomes part of the public domain through no act or omission of the Receiving Party or its Authorized Representatives; (2) is known to the Receiving Party at the earlier of the Effective Date or the time of disclosure by the Disclosing Party (as evidenced by written records) without an obligation to keep it confidential; (3) was rightfully disclosed to the Receiving Party prior to the Effective Date from another source without any breach of confidentiality by the third party discloser and without restriction on disclosure or use; or (4) the Receiving Party can document by written evidence that such information was independently developed without any use of or reference to Confidential Information. The Receiving Party shall be liable for any breaches of this Section by any person or entity to which the Receiving Party is permitted to disclose Confidential Information pursuant to this Section. The Receiving Party’s obligations with respect to Confidential Information shall survive termination of this Agreement for five (5) years; provided, that the Receiving Party’s obligations hereunder shall survive termination and continue in perpetuity, or as long as permitted by applicable law, with respect to any Confidential Information that is a trade secret under applicable law.
7.Fees and Payment; Taxes. The Service is deemed delivered upon the provision of access to Customer or for Customer’s benefit. If there are fixed fees set forth in an Order Form, such fees will be invoiced and payable on an upfront basis, or as otherwise set forth in the Order Form. Any usage-based fees set forth in the Order Form, including if payable in excess of any applicable included usage specified in the Order Form, will be calculated in accordance with the usage rates set forth in the Order Form (as applicable) and invoiced and payable quarterly in arrears, or as otherwise set forth in the Order Form. All payments shall be made via wire transfer to an account designated by Palantir in the currency set forth on the corresponding invoice, or any other payment method agreed upon by the Parties and as set forth on the corresponding invoice, within thirty (30) days after the date of issuance of Palantir’s invoice. Any late payments shall be subject to a service charge equal to the lesser of 1.5% per month of the amount due or the maximum amount of interest allowed by applicable law. Unless otherwise stated in an Order Form, fees are exclusive of applicable Taxes (except taxes on or measured by the net income of Palantir). Customer shall be responsible for all Taxes arising under this Agreement so that after payment of such Taxes the amount Palantir receives is not less than the fees set forth in an Order Form. In the event a double taxation treaty applies, which provides a zero or reduced withholding tax rate, Customer agrees (a) not to withhold taxes in case of a zero withholding tax rate or (b) to withhold at the reduced tax rate in accordance with the double taxation treaty.
8.Term and Termination; Suspension.
8.1Term. Unless specified otherwise in the Order Form, this Agreement is effective as of the Effective Date and shall continue in effect for six (6) months from the date of expiration of the last to expire Order Form (the “Term”), unless otherwise terminated as provided herein. The term of each Order Form shall continue for the duration set forth in the Order Form (the “Order Term”), unless otherwise terminated as provided herein.
8.2Termination for Cause. Without limiting either Party’s other rights, either Party may terminate this Agreement for cause (a) in the event of any material breach by the other Party of any provision of this Agreement and failure to remedy the breach (and provide reasonable written notice of such remedy to the non-breaching Party) within thirty (30) days following written notice of such breach from the non-breaching Party or (b) if the other Party seeks protection under any bankruptcy, receivership or similar proceeding or such proceeding is instituted against that Party and not dismissed within ninety (90) days. Except where an exclusive remedy is specified in this Agreement, the exercise by either Party of the right to terminate under this provision shall be without prejudice to any other remedies it may have under this Agreement or by law. In the event of termination of this Agreement by Customer for cause pursuant to Section 8.2(a), Palantir shall provide a pro-rated refund of any fees pre-paid for Services not utilized as of the effective date of termination.
8.3Effect of Termination. Upon any termination or expiration of this Agreement, except as specifically set forth below, all Customer’s rights, access, and licenses granted to Palantir Technology shall immediately cease and Customer shall promptly return or destroy all Data Connection Software, Sample Materials, and Documentation, and all other Palantir Confidential Information, and, upon written request, certify its compliance with the foregoing to Palantir in writing within ten (10) days of such request. Upon termination or expiration of this Agreement, if requested by Customer, Customer shall, subject to the terms of this Agreement, have access to the Service for thirty (30) days solely for the purpose of retrieving Customer Data. Palantir shall thereafter delete all Customer Data. Notwithstanding the foregoing, Palantir shall retain, subject to the other terms of this Agreement, and solely for security purposes, usage information and metadata related to the security of the Service, excluding Customer Data (except for security-related information such as IP addresses, usernames, log-in attempts, and search queries), for a period of two (2) years following the last event logged. No termination or expiration of this Agreement shall limit or affect rights or obligations that accrued prior to the effective date of termination or expiration (including without limitation payment obligations). Sections 1, 4 (excluding Section 4.5), 5, 6, 7, 8, 9, 10, 12, 13, and 14 shall survive any termination or expiration of this Agreement.
8.4Suspension of Services. If Palantir reasonably determines that: (a) Customer’s use of the Service or Website materially violates applicable law (including but not limited to the Trade Compliance Requirements) or otherwise violates a material term of this Agreement (including Section 3.2 (Data Protection), Section 4 (Acceptable Use), Section 5.3 (Restrictions), Section 6 (Confidentiality), and Section 11 (Customer Warranty)); or (b) Customer’s use of the Service or Website poses a risk of material harm to Palantir or its other customers; Palantir reserves the right to disable or suspend Customer’s access to all or any part of the Website and/or the Palantir Technology, subject to Palantir providing Customer notice of such suspension concurrent or prior to such suspension.

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Palantir Terms of Service

9.Indemnification.
9.1Palantir Indemnification. Palantir shall defend Customer against any claim of infringement or violation of any Intellectual Property Rights asserted against Customer by a third party based upon Customer’s use of Palantir Technology in accordance with the terms of this Agreement and indemnify and hold harmless Customer from and against reasonable costs, attorneys’ fees, and damages, if any, finally awarded against Customer pursuant to a non-appealable order by a court of competent jurisdiction in such claim or settlement entered into by Palantir. If Customer’s use of any of the Palantir Technology is, or in Palantir’s opinion is likely to be, enjoined by a court of competent jurisdiction due to the type of infringement specified above, or if required by settlement approved by Palantir in writing, Palantir may, in its sole discretion: (a) substitute substantially functionally similar products or services; (b) procure for Customer the right to continue using the Palantir Technology; or (c) if Palantir reasonably determines that options (a) and (b) are commercially impracticable, terminate this Agreement and refund to Customer a pro-rated portion of the fees paid hereunder for the terminated Palantir Technology that reflects the remaining portion of the Order Terms of any Order Forms in effect at the time of termination. The foregoing indemnification obligations of Palantir shall not apply: (i) if Palantir Technology is modified by or at the direction of Customer or Users, but only to the extent the alleged infringement would not have occurred but for such modification; (ii) if Palantir Technology is combined with non-Palantir products not authorized by Palantir, but only to the extent the alleged infringement would not have occurred but for such combination; (iii) to any unauthorized use of Palantir Technology, any use that is not consistent with the Documentation, any use that violates Section 4 (Acceptable Use), or use during any period of suspension (as set forth in Section 8.4); (iv) to any Customer Data; or (v) to any non-Palantir products or services.
9.2Customer Indemnification. Customer shall defend Palantir against any third party claim asserted against Palantir arising from or relating to (a) Customer’s violation of applicable law, (b) Customer Data, (c) Customer’s breach of Section 4 (Acceptable Use), (d) Customer’s breach of Section 5.3 (Restrictions), (e) any misrepresentations, fraudulent statements, or false advertising by Customer regarding Palantir or the Palantir Technology, or (f) any Customer-offered product or service (except if such claim is attributable to the Service as offered by Palantir) and indemnify and hold harmless Palantir from and against related costs, attorneys’ fees, and damages, if any, issued by a competent authority or finally awarded pursuant to a non-appealable order.
9.3Indemnification Procedure. The obligations of the indemnifying Party shall be conditioned upon the indemnified Party providing the indemnifying Party with: (a) prompt written notice (in no event to exceed twenty (20) days) of any claim, suit, or demand of which it becomes aware; (b) the right to assume the exclusive defense and control of any matter that is subject to indemnification (provided that the indemnifying Party will not settle any claim unless it unconditionally releases the indemnified Party of all liability and does not admit fault or wrongdoing by the indemnified Party); and (c) cooperation with any reasonable requests assisting the indemnifying Party’s defense and settlement (at the indemnifying Party’s expense). This Section sets forth each Party’s sole liability and obligation and the sole and exclusive remedy with respect to any claim of Intellectual Property Rights infringement.
10.Palantir Warranty and Disclaimer.
10.1Palantir Warranty. Palantir warrants that during the Term (a) the Service will be provided substantially in accordance with the applicable Documentation and (b) the Professional Services will be provided in a professional and workmanlike manner. In the event of a breach of an above warranty, Customer may give Palantir written notice of termination of this Agreement, which termination will be effective thirty (30) days after Palantir’s receipt of the notice, unless Palantir is able to remedy the breach prior to the effective date of termination. This warranty shall not apply to the extent such breach is caused by Customer Data or misuse or unauthorized modification of the Service (including but not limited to Customer’s violation of Section 4 (Acceptable Use)) or any Customer selected hardware used in connection with the Service. In the event of termination of this Agreement pursuant to Customer’s exercise of its right under this Section, Customer shall be entitled to receive from Palantir, as its sole and exclusive remedy, a refund of a pro-rated portion of the fees paid hereunder that reflects the remaining portion of the Order Terms of any Order Forms in effect at the time of termination.
10.2Disclaimer. NO AMOUNTS PAID HEREUNDER ARE REFUNDABLE OR OFFSETTABLE EXCEPT AS OTHERWISE EXPLICITLY SET FORTH HEREIN. EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE PALANTIR TECHNOLOGY AND PROFESSIONAL SERVICES ARE PROVIDED “AS-IS” WITHOUT ANY OTHER WARRANTIES OF ANY KIND AND PALANTIR AND ITS SUPPLIERS AND SERVICE PROVIDERS HEREBY DISCLAIM ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, RELATING TO THE PALANTIR TECHNOLOGY AND PROFESSIONAL SERVICES PROVIDED HEREUNDER OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, TITLE, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE FOREGOING LIMITATION, PALANTIR DOES NOT WARRANT THAT THE PALANTIR TECHNOLOGY AND PROFESSIONAL SERVICES WILL MEET CUSTOMER REQUIREMENTS OR GUARANTEE ANY RESULTS, OUTCOMES, OR CONCLUSIONS OR THAT OPERATION OF THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE. PALANTIR IS NOT RESPONSIBLE OR LIABLE FOR ANY THIRD PARTY SERVICES (INCLUDING WITHOUT LIMITATION, UPTIME GUARANTEES, OUTAGES, OR FAILURES), CUSTOMER DATA, OR ANY THIRD PARTY CONTENT. PALANTIR DOES NOT CONTROL THE TRANSFER OF INFORMATION OR CUSTOMER DATA OVER COMMUNICATIONS FACILITIES, THE INTERNET, OR THIRD PARTY SERVICES, AND THE SERVICE MAY BE SUBJECT TO DELAYS AND OTHER PROBLEMS INHERENT IN THE USE OF SUCH COMMUNICATIONS FACILITIES. PALANTIR IS NOT RESPONSIBLE FOR ANY DELAYS, FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS. PALANTIR SHALL NOT BE RESPONSIBLE OR LIABLE FOR ANY ACTIONS TAKEN OR CONCLUSIONS DRAWN BY CUSTOMER BASED ON CUSTOMER’S USE OF THE SERVICE.
11.Customer Warranty. Customer warrants that (a) Customer has provided all necessary notifications and obtained all necessary consents, authorizations, approvals, and/or agreements as required by any applicable laws or policies, and has informed Palantir of any obligations applicable to Palantir’s processing of Customer Data, in order to enable Palantir to process Customer Data, including personal data, according to the scope, purpose, and instructions specified by Customer and that Customer will not direct the processing of Customer Data by Palantir in violation of any laws or regulations (including localization requirements) or

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Palantir Terms of Service

rights of third parties; (b) it will not use the Service for any unauthorized or illegal purposes; and (c) it will not upload or import Customer Data to the Service requiring additional documentation without first executing such documentation.
12.Limitations of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY (A) COST OF PROCUREMENT OF ANY SUBSTITUTE PRODUCTS OR SERVICES, OR COST OF REPLACEMENT OR RESTORATION OF ANY CUSTOMER DATA, (B) ECONOMIC LOSSES, EXPECTED OR LOST PROFITS, REVENUE, OR ANTICIPATED SAVINGS, LOSS OF BUSINESS, LOSS OF CONTRACTS, LOSS OF OR DAMAGE TO GOODWILL OR REPUTATION, AND/OR (C) INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL LOSS OR DAMAGE, WHETHER ARISING OUT OF PERFORMANCE OR BREACH OF THIS AGREEMENT OR THE USE OR INABILITY TO USE THE PALANTIR TECHNOLOGY, EVEN IF THE PARTY HAS BEEN ADVISED AS TO THE POSSIBILITY OF SUCH LOSS OR DAMAGES. EXCEPT FOR THE PARTIES’ OBLIGATIONS SET FORTH IN SECTIONS 5 AND 9 OF THIS AGREEMENT AND CUSTOMER’S PAYMENT OBLIGATIONS HEREUNDER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY AGREES THAT THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY AND ITS AFFILIATES TO THE OTHER PARTY AND ITS AFFILIATES FOR ALL CLAIMS OF ANY KIND SHALL NOT EXCEED THE GREATER OF A) THE FEES PAID OR PAYABLE TO PALANTIR BY CUSTOMER UNDER THE APPLICABLE ORDER FORM IN THE TWELVE (12) MONTHS PRECEDING THE CLAIM FOR THE SERVICE OR PROFESSIONAL SERVICES THAT GAVE RISE TO SUCH CLAIM OR B) FIVE MILLION DOLLARS (USD 5,000,000), AND THAT SUCH REMEDY IS FAIR AND ADEQUATE. NOTWITHSTANDING THE FOREGOING SENTENCE, IF NO FEES ARE PAYABLE BY CUSTOMER UNDER AN APPLICABLE ORDER FORM DURING SUCH APPLICABLE ORDER TERM, EXCEPT FOR THE PARTIES’ OBLIGATIONS SET FORTH IN SECTIONS 5 AND 9 OF THIS AGREEMENT AND CUSTOMER’S PAYMENT OBLIGATIONS HEREUNDER, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY AGREES THAT THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY AND ITS AFFILIATES TO THE OTHER PARTY AND ITS AFFILIATES FOR ALL CLAIMS OF ANY KIND ARISING OUT OF SUCH ORDER FORM SHALL NOT EXCEED FIFTY THOUSAND DOLLARS (USD 50,000), AND THAT SUCH REMEDY IS FAIR AND ADEQUATE. THE LIMITATIONS SET FORTH IN THIS SECTION 12 SHALL APPLY REGARDLESS OF WHETHER AN ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR ANY OTHER LEGAL OR EQUITABLE THEORY.
13.Dispute Resolution. Any dispute, controversy, or claim arising from or relating to this Agreement, including arbitrability, that cannot be resolved following good faith discussions within sixty (60) days after notice of a dispute shall be finally settled by arbitration. If Customer is located in the Americas, then the governing law shall be the substantive laws of the State of New York, without regard to conflicts of law provisions thereof, and arbitration shall be administered in New York, New York, United States under the Comprehensive Arbitration Rules and Procedures of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and the Federal Rules of Evidence (notwithstanding JAMS Rule 22(d) or any other JAMS Rule to the contrary). If Customer is located outside of the Americas, then the governing law shall be the substantive laws of England and Wales, without regard to conflicts of law provisions thereof, and without regard to the United Nations Convention on Contracts for the International Sale of Goods, and arbitration shall be administered in London, United Kingdom under the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”). The arbitrator shall have the authority to grant equitable relief (including specific performance) and to allocate between the Parties the costs of arbitration (including service fees, arbitrator fees, and all other fees related to the arbitration) in such equitable manner as the arbitrator may determine. Notwithstanding the foregoing, each Party shall have the right to institute an action at any time in a court of proper jurisdiction for preliminary injunctive relief pending a final decision by the arbitrator(s), provided that (a) the Party instituting the action shall seek an order to file the action under seal (or at a minimum do so for any filings containing Confidential Information or trade secrets) in order to limit disclosure as provided in Section 6 of this Agreement; and (b) a permanent injunction and damages shall only be awarded by the arbitrator(s).
14.Miscellaneous. Palantir shall provide the Service and Professional Services consistent with laws and regulations applicable to Palantir’s provision of such Service and Professional Services generally, including but not limited to, regarding data protection and international transfers of personal data, without regard to Customer’s specific utilization of the Service except to the extent set forth in an Order Form, and subject to Customer’s compliance with this Agreement. The Parties shall comply with the Palantir AIP Addendum available at https://palantir.pactsafe.io/aip-legal-3791.html, which is hereby incorporated by reference. Except with Palantir’s prior written consent, neither this Agreement nor the access or licenses granted hereunder may be assigned, transferred, or sublicensed by Customer, including, without limitation, pursuant to a direct or indirect change of control of Customer, a merger involving Customer where Customer is not the surviving entity, or a sale of all or substantially all of the assets of Customer (collectively, a “Change of Control”); provided, however, that notwithstanding anything to the contrary herein, a Change of Control resulting from an initial public offering of a majority of Customer’s equity interests shall be permitted without Palantir’s prior written consent hereunder. Customer must provide written notice to Palantir prior to a Change of Control, and Palantir may terminate this Agreement in the event of a Change of Control. Palantir may use subcontractors to deliver Professional Services under this Agreement, provided that Palantir shall remain fully responsible for such subcontractors. Any notice required or permitted hereunder shall be in writing to the parties at the addresses set forth in the applicable Order Form and if by email, notifications to Palantir shall be sent to [***]. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable. Any and all modifications, waivers, or amendments must be made by mutual agreement and shall be effective only if made in writing and signed by each Party. No waiver of any breach shall be deemed a waiver of any subsequent breach. Except for the obligation to pay money, neither Party will be liable for any failure or delay under this Agreement due to any cause beyond its reasonable control, including without limitation acts of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act, or failure of the Internet, telecommunications, or hosting service provider, computer attacks, or malicious acts; provided that the delayed Party: (a) gives the other Party prompt notice of such cause; and (b) uses commercially reasonable efforts promptly to correct such failure or delay in performance. There are no third party beneficiaries under this Agreement, whether express or implied. For the avoidance of doubt, nothing in this Agreement

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Palantir Terms of Service

shall be construed to create a joint venture, employment, partnership, strategic alliance, formal alliance, or strategic partnership relationship between the Parties. This Agreement is the complete and exclusive statement of the mutual understanding of the Parties and supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement (for the avoidance of doubt, this Agreement does not supersede or cancel the Subscription Agreement, by and among Voyager Space Holdings, Inc. and Palantir Technologies Inc., dated on or around June 17, 2024; and that certain Letter Agreement, by and among Voyager Space Holdings, Inc. and Palantir Technologies Inc., dated on or around June 17, 2024). In the event of a conflict between these Terms of Service and any Order Forms or exhibit, the terms of such Order Form or exhibit will prevail. Palantir is in no way affiliated with, or endorsed or sponsored by, The Saul Zaentz Company d.b.a. Tolkien Enterprises or the Estate of J.R.R. Tolkien.

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Palantir Terms of Service

Flow Down Clause Addendum
NASA SAA-UA-22-35805
Space Act Agreement Flow Down Clauses
Starlab Space LLC (“Starlab”) and Palantir Technologies Inc. (“Palantir”) hereby acknowledge that Palantir is providing commercial computer software subject to a firm fixed price in accordance with the Palantir Terms of Service and applicable Order Forms (and any exhibits respectively thereto). Starlab and Palantir agree that any flow down provisions or clauses herein that conflict with the foregoing or that are not applicable by their own terms are self-deleting. In particular, notwithstanding anything to the contrary herein or in the Agreement, Starlab and Palantir agree that (i) Palantir shall be exempted from Articles 9 and 10 of the Agreement in their entirety, and pursuant to Article 10, Section G.2. thereof, Starlab shall be responsible for taking, or causing to be taken, all actions, and doing, or causing to be done, all things necessary, proper, and advisable to effectuate Palantir’s full exemption from Article 10 of the Agreement and (ii) any terms herein that reference or implicate Palantir’s subcontractors or its subcontracts shall not include Palantir’s contracts with its subprocessors.
Article 5 – Financial Obligations (only the below paragraph).
(b)(5) – Comptroller Access to Records: The Comptroller General, at its discretion and pursuant to applicable regulations and policies, shall have access to and the right to examine records of any Party to the Agreement or any entity that participates in the performance of this Agreement that directly pertain to and involve transactions relating to the Agreement for a period of three (3) years after the Government makes the final milestone payment under this Agreement. This paragraph only applies to any record that is created or maintained in the ordinary course of business or pursuant to a provision of law. The terms of this paragraph shall be included in any subcontracts or other arrangements valued in excess of $5,000,000.00 that Partner has or may enter into related to the execution of the milestone events in this Agreement.
Article 8 – Liability and Risk of Loss
A.The objective of this Article is to establish a cross-waiver of liability in the interest of encouraging participation in the exploration, exploitation, and use of outer space. The Parties intend that the cross-waiver of liability be broadly construed to achieve this objective.
B.For purposes of this Article:
1.The term “Damage” means:
a.Bodily injury to, or other impairment of health of, or death of, any person;
b.Damage to, loss of, or loss of use of any property;
c.Loss of revenue or profits; or
d.Other direct, indirect, or consequential Damage.
2.The term “Launch Vehicle” means an object, or any part thereof, intended for launch, launched from Earth, or returning to Earth which carries Payloads, persons, or both.

3.The term “Payload” means all property to be flown or used on or in a Launch Vehicle.
4.The term “Protected Space Operations” means all Launch Vehicle or Transfer Vehicle activities and Payload activities on Earth, in outer space, or in transit between Earth and outer space in implementation of an agreement for launch services. Protected Space Operations begins at the signature of this Agreement and ends when all activities done in implementation of this Agreement are completed. It includes, but is not limited to:
a.Research, design, development, test, manufacture, assembly, integration, operation, or use of Launch Vehicles or Transfer Vehicles, Payloads, or instruments, as well as related support equipment and facilities and services; and
b.All activities related to ground support, test, training, simulation, or guidance and control equipment and related facilities or services.
“Protected Space Operations” excludes activities on Earth that are conducted on return from space to develop further a Payload’s product or process for use other than for the activities within the scope of an agreement for launch services.
5.The term “Related Entity” means:
a.A contractor or subcontractor of a Party at any tier;
b.A user or customer of a Party at any tier; or
c.A contractor or subcontractor of a user or customer of a Party at any tier. The terms “contractor” and “subcontractor” include suppliers of any kind.
The term “Related Entity” may also apply to a State, or an agency or institution of a State, having the same relationship to a Party as described in paragraphs B.5.a. through B.5.c. of this Article, or otherwise engaged in the implementation of Protected Space Operations as defined in paragraph B.4. above.
6.The term “Transfer Vehicle” means any vehicle that operates in space and transfers Payloads or persons or both between two different space objects, between two different locations on the same space object, or between a space object and the surface of a celestial body. A Transfer Vehicle also includes a vehicle that departs from and returns to the same location on a space object.
C.Cross-waiver of liability:
1.Each Party agrees to a cross-waiver of liability pursuant to which each Party waives all claims against any of the entities or persons listed in paragraphs C.1.a. through C.1.d. of this Article based on Damage arising out of Protected Space Operations. This cross- waiver shall apply only if the person, entity, or property causing the Damage is involved in Protected Space Operations and the person, entity, or property damaged is damaged by virtue of its involvement in Protected Space Operations. The cross-waiver shall apply to any claims for Damage, whatever the legal basis for such claims, against:
a.The other Party;
b.A party to another NASA agreement that includes flight on the same Launch Vehicle;
c.A Related Entity of any entity identified in paragraphs C.1.a. or C.1.b. of this Article; or
d.The employees of any of the entities identified in paragraphs C.1.a. through C.1.c. of this Article.

2.In addition, each Party shall extend the cross-waiver of liability, as set forth in paragraph C.1. of this Article, to its own Related Entities by requiring them, by contract or otherwise, to:
a.Waive all claims against the entities or persons identified in paragraphs C.1.a. through C.1.d. of this Article; and
b.Require that their Related Entities waive all claims against the entities or persons identified in paragraphs C.1.a. through C.1.d. of this Article.
3.For avoidance of doubt, this cross-waiver of liability includes a cross-waiver of claims arising from the Convention on International Liability for Damage Caused by Space Objects, which entered into force on September 1, 1972, where the person, entity, or property causing the Damage is involved in Protected Space Operations and the person, entity, or property damaged is damaged by virtue of its involvement in Protected Space Operations.
4.Notwithstanding the other provisions of this Article, this cross-waiver of liability shall not be applicable to:
a.Claims between a Party and its own Related Entity or between its own Related Entities;
b.Claims made by a natural person, his/her estate, survivors, or subrogees (except when a subrogee is a Party to this Agreement or is otherwise bound by the terms of this cross-waiver) for bodily injury to, or other impairment of health of, or death of, such person;
c.Claims for Damage caused by willful misconduct;
d.Intellectual property claims;
e.Claims for Damage resulting from a failure of a Party to extend the cross-waiver of liability to its Related Entities, pursuant to paragraph C.2. of this Article; or
f.Claims by a Party arising out of or relating to another Party’s failure to perform its obligations under this Agreement.
5.Nothing in this Article shall be construed to create the basis for a claim or suit where none would otherwise exist.
D.To the extent that activities under this Agreement are not within the definition of “Protected Space Operations,” defined above, the following unilateral waiver of claims applies to activities under this Agreement.
1.Partner hereby waives any claims against NASA, its employees, its related entities, (including, but not limited to, contractors and subcontractors at any tier, grantees, investigators, customers, users, and their contractors and subcontractors, at any tier) and employees of NASA’s related entities for any injury to, or death of, Partner employees or the employees of Partner’s related entities, or for damage to, or loss of, Partner’s property or the property of its related entities arising from or related to activities conducted under this Agreement, whether such injury, death, damage, or loss arises through negligence or otherwise, except in the case of willful misconduct.
2.Partner further agrees to extend this unilateral waiver to its related entities by requiring them, by contract or otherwise, to waive all claims against NASA, its related entities, and employees of NASA and employees of NASA’s related entities for injury, death, damage, or loss arising from or related to activities conducted under this Agreement.
E.Partner Provided Property
For all property provided by Partner to NASA under this Agreement, the following provisions apply:
1.NASA hereby waives any claims against Partner, its officers, its directors, its employees, its related entities, and its contractors, and subcontractors, and third parties using Partner property, and their employees for any injury to, or death of, NASA employees or the employees of NASA’s related entities or contractors generally, or for damage to, or loss of, NASA property or the property of its related entities or contractors or subcontractors arising from or related to the use of any property provided by Partner under this Agreement, whether such injury, death, damage, or loss arises through negligence or otherwise, except in the case of willful misconduct.
2.NASA further agrees to extend this unilateral waiver to its related entities or contractors or subcontractors or third parties using Partner property provided under this Agreement by requiring them, by contract or otherwise, to waive all claims against Partner, its employees, its related entities, and contractors and subcontractors, and their employees for injury, death, damage, or loss arising from or related to the use of any property provided by Partner under this Agreement.
Article 13 – Disclaimers
A.Disclaimer of Warranty
Goods, services, facilities, or equipment provided by NASA under this Agreement are provided “as is.” NASA makes no express or implied warranty as to the condition of any such goods, services, facilities, or equipment, or as to the condition of any research or information generated under this Agreement, or as to any products made or developed under or as a result of this Agreement including as a result of the use of information generated hereunder, or as to the merchantability or fitness for a particular purpose of such research, information, or resulting product, or that the goods, services, facilities or equipment provided will accomplish the intended results or are safe for any purpose including the intended purpose, or that any of the above will not interfere with privately-owned rights of others. Neither the government nor its contractors shall be liable for special, consequential or incidental damages attributed to such equipment, facilities, technical information, or services provided under this Agreement or such research, information, or resulting products made or developed under or as a result of this Agreement.

B.Disclaimer of Endorsement
NASA does not endorse or sponsor any commercial product, service, or activity. NASA’s participation in this Agreement or provision of goods, services, facilities or equipment under this Agreement does not constitute endorsement by NASA. Partner agrees that nothing in this Agreement will be construed to imply that NASA authorizes, supports, endorses, or sponsors any product or service of Partner resulting from activities conducted under this Agreement, regardless of the fact that such product or service may employ NASA-developed technology.
Article 14 – Compliance with Laws and Regulations
A.The Parties shall comply with all applicable laws and regulations including, but not limited to, safety; security; export control; environmental; suspension and debarment laws and regulations; and establishing an Interconnection Security Agreement when applicable. Access by a Partner to NASA facilities or property, or to a NASA Information Technology (IT) system or application, is contingent upon compliance with NASA security and safety policies and guidelines including, but not limited to, standards on badging, credentials, and facility and IT system/application access.
B.With respect to any export control requirements:
1.The Parties will comply with all U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 C.F.R. Parts 120 through 130, and the Export Administration Regulations (EAR), 15 C.F.R. Parts 730 through 799, in performing work under this Agreement. In the absence of available license exemptions or exceptions, the Partner shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data and software, or for the provision of technical assistance.
2.The Partner shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of work under this Agreement, including instances where the work is to be performed on-site at NASA and where the foreign person will have access to export-controlled technical data or software.
3.The Partner will be responsible for all regulatory record-keeping requirements associated with the use of licenses and license exemptions or exceptions.
4.The Partner will be responsible for ensuring that the provisions of this Article apply to its Related Entities.

C.With respect to suspension and debarment requirements:
1.The Partner hereby certifies, to the best of its knowledge and belief, that it has complied, and shall comply, with 2 C.F.R. Part 180, Subpart C, as supplemented by 2 C.F.R. Part 1880, Subpart C.
2.The Partner shall include language and requirements equivalent to those set forth in subparagraph C.1., above, in any lower-tier covered transaction entered into under this Agreement.
D.Partner shall annually certify the following to the NASA Administrative Contact to this Agreement:
1.Neither Partner nor any of its subcontractors nor partners are presently debarred, suspended, proposed for debarment, or otherwise declared ineligible for award of funding by any Federal agency;
2.Neither Partner nor any of its subcontractors nor partners have been convicted or had a civil judgment rendered against them within the last three (3) years for fraud in obtaining, attempting to obtain, or performing a Government contract;
3.Partner and any of its subcontractors or partners receiving $100,000 or more in NASA funding for work performed under this Agreement have not used any appropriated funds for lobbying purposes prohibited by 31 U.S.C. § 1352; and
4.Partner is an eligible Partner as defined as follows:
An entity organized under the laws of the United States or of a State, which is:
A.More than 50 percent owned by United States nationals; or
B.A subsidiary of a foreign company and the Secretary of Transportation finds that –
(i)Such subsidiary has in the past evidenced a substantial commitment to the United States market through –
a.Investments in the United States in long-term research, development, and manufacturing (including the manufacture of major components and subassemblies); and
b.Significant contributions to employment in the United States; and
(ii)The country or countries in which such foreign company is incorporated or organized, and, if appropriate, in which it principally conducts its business, affords reciprocal treatment to companies described in subparagraph A comparable to that afforded to such foreign company's subsidiary in the United States, as evidenced by –

a.Providing comparable opportunities for companies described in subparagraph
A. to participate in Government sponsored research and development similar to that authorized under Title 51 U.S.C. Chapter 501 (Space Commerce);
b.Providing no barriers, to companies described in subparagraph A. with respect to local investment opportunities, that are not provided to foreign companies in the United States; and
c.Providing adequate and effective protection for the intellectual property rights of companies described in subparagraph A.
E.Pursuant to The Department of Defense and Full-Year Appropriation Act, Public Law 112-10, Section 1340(a); The Consolidated and Further Continuing Appropriation Act of 2012, Public Law 112-55, Section 539; and future-year appropriations (hereinafter, "the Acts"), NASA is restricted from using funds appropriated in the Acts to enter into or fund any agreement of any kind to participate, collaborate, or coordinate bilaterally with China or any Chinese-owned company, at the prime recipient level or at any subrecipient level, whether the bilateral involvement is funded or performed under a no-exchange of funds arrangement. Partner hereby certifies that it is not China or a Chinese-owned company, and that the Partner will not participate, collaborate, or coordinate bilaterally with China or any Chinese-owned company, at the prime recipient level or at any subrecipient level, whether the bilateral involvement is funded or performed under a no-exchange of funds arrangement.
(a)Definition: "China or Chinese-owned Company" means the People's Republic of China, any company owned by the People's Republic of China, or any company incorporated under the laws of the People's Republic of China.
(b)The restrictions in the Acts do not apply to commercial items of supply needed to perform this agreement. However, Partner shall disclose to NASA if it anticipates making any award, including those for the procurement of commercial items, to China or a Chinese-owned entity.
(c)Subawards – The Partner shall include the substance of this provision in all subawards made hereunder.
In addition to the above certification, Partner shall immediately disclose to the NASA Administrative Contact, for any individual involved in this NASA-funded activity, any current or pending professional and educational affiliations or commitments to China or a Chinese- owned company, including Chinese universities.

F.Regarding INKSNA requirements, Partner shall disclose to NASA if it intends to rely upon Russian entities for development of its CDFF system. Partner shall not subcontract to Russian entities without first receiving written approval from NASA.
(a)Definitions: In this provision:
(1)The term “Russian entities” means:
(A)    Russian persons, or
(B)    Entities created under Russian law or owned, in whole or in part, by Russian persons or companies including, but not limited to, the following:
(i)    The Russian Federal Space Agency (Roscosmos),
(ii) Any organization or entity under the jurisdiction or control of Roscosmos, or
(iii)Any other organization, entity or element of the Government of the Russian Federation.
(2)The term “extraordinary payments” means payments in cash or in kind made or to be made by the United States Government prior to December 31, 2025, for work to be performed or services to be rendered prior to that date necessary to meet United States obligations under the Agreement Concerning Cooperation on the Civil International Space Station, with annex, signed at Washington January 29, 1998, and entered into force March 27, 2001, or any protocol, agreement, memorandum of understanding, or contract related thereto.
(b)This clause implements the reporting requirement in section 6(i) of the Iran, North Korea, and Syria Nonproliferation Act. The provisions of this clause are without prejudice to the question of whether the Partner or its subcontractor(s) are making extraordinary payments under section 6(a) or fall within the exceptions in section 7(1)(B) of the Act. NASA has applied the restrictions in the Act to include funding of Russian entities via U.S. Contractors (Awardees).
(c)(1) The Partner shall not subcontract with Russian entities without first receiving written approval from the NASA Administrative Contact. In order to obtain this written approval to subcontract with any Russian entity as defined in paragraphs (a), the Partner shall provide the NASA Administrative Contact with the following information related to each planned new subcontract and any change to an existing subcontract with entities that fit the description in paragraph (a):
(A)A detailed description of the subcontracting entity, including its name, address, and a point of contact, as well as a detailed description of the proposed subcontract including the specific purpose of payments that will made under the subcontract.
(B)The Partner shall provide certification that the subcontracting entity is not, at the date of the subcontract approval request, on any of the lists of proscribed denied parties, specially designated nationals and entities of concern found at:
BIS's Listing of Entities of Concern (see http://www.bis.doc.gov/index.php/policy-guidance/lists-of-parties-of- concern/entity-list)
BIS's List of Denied Parties (see http://www.bis.doc.gov/index.php/policy- guidance/lists-of-parties-of-concern/denied-persons-list)
OFAC's List of Specially Designated Nationals (see http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/default.aspx)
List of Unverified Persons in Foreign Countries (see http://www.bis.doc.gov/index.php/policy-guidance/lists-of-parties-of- concern/unverified-list)
State Department’s List of Parties Statutorily Debarred for Arms Export Control Act Convictions (see http://pmddtc.state.gov/compliance/debar_intro.html)
State Department’s Lists of Proliferating Entities (see http://www.state.gov/t/isn/c15231.htm)
(2)Unless relief is granted by the NASA Administrative Contact, the information necessary to obtain approval to subcontract shall be provided to the NASA Administrative Contact 30 business days prior to executing any planned subcontract with entities defined in paragraph (a).
(d)After receiving approval to subcontract, the Partner shall provide the NASA Administrative Contact with a report every six months that documents the individual payments made to an entity in paragraph (a). The reports are due on July 15th and January 15th. The July 15th report shall document all of the individual payments made from the previous January through June. The January 15th report shall document all of the individual payments made from the previous July through December. The content of the report shall provide the following information for each time a payment is made to an entity in paragraph (a):
(1)The name of the entity
(2)The subcontract number
(3)The amount of the payment

(4)The date of the payment
(e)The NASA Administrative Contact may direct the Partner to provide additional information for any other prospective or existing subcontract at any tier. The NASA Administrative Contact may direct the Partner to terminate for the convenience of the Government any subcontract at any tier with an entity described in paragraph (a), subject to an equitable adjustment.
(f)Notwithstanding FAR 52.216-7, “Allowable Cost and Payments,” on or after December 31, 2025, the Partner shall be responsible to make payments to entities defined in paragraph (a) of this provision. Any subcontract with entities defined in paragraph (a), therefore, shall be completed in sufficient time to permit the U.S. Government to make extraordinary payments on subcontracts with Russian entities on or before December 31, 2025.
(g)The Partner shall include the substance of this clause in all its subcontracts, and shall require such inclusion in all other subcontracts of any tier. The Partner shall be responsible to obtain written approval from the NASA Administrative Contact to enter into any tier subcontract that involves entities defined in paragraph (a).
During Agreement performance, Partner shall identify any “covered telecommunications equipment or services” as defined in Section 889(f)(3) of the National Defense Authorization Act of 2019, used as a substantial or essential component of any system, or as critical technology as part of any system, or if Partner is notified of such by a subcontractor at any tier or by any other source, the Partner shall report this in writing to the NASA Administrative Contact in the Agreement, within one business day from the date of such identification or notification.

PALANTIR ORDER FORM	AMENDED & RESTATED ORDER # 2
EFFECTIVE DATE: April 1, 2024

PARTIES

Voyager Space Holdings, Inc. (“Customer”) 1225 17th Street, Suite 1100 Denver, CO 80202		Palantir Technologies Inc. (“Palantir”) 1200 17th Street Floor 15 Denver, CO 80202

BY:	/s/ Phil De Sousa	BY:	/s/ Ryan Taylor

NAME: Phil De Sousa TITLE: CFO DATE: September 23, 2024		NAME: Ryan Taylor TITLE: Chief Revenue Officer and Chief Legal Officer DATE: September 23, 2024

FEES
PRODUCT ORDER DESCRIPTION	NOTES	FEES
Palantir Platform – Foundry Cloud Subscription for the Access Term	Access to Palantir Foundry and Palantir AIP	[***]
Palantir Artificial Intelligence Platform (“AIP”) for the Access Term	Access to AIP will be made available through the Palantir Foundry Platform	[***]
	TOTAL IN USD (excluding applicable Foundry Overage Fees and sales tax/VAT)	$1,265,478.42

ORDER INFORMATION

The term of this Amended & Restated Order Form #2 (the “Order Term”) will begin on the Effective Date and expire on September 30, 2029. The Access Term shall begin on October 1, 2024 and run through the end of the Order Term.

ORDER TERM

Palantir shall invoice Customer for the Annual [***] Fee of $250,000, unless specified otherwise below, on the following dates:
-After execution:   $265,478.42 (“Initial Invoice”)
-October 1, 2025: $250,000
-October 1, 2026: $250,000
-October 1, 2027: $250,000
-October 1, 2028: $250,000
The Parties agree that Customer shall have the option to satisfy its payment obligation under this Amended & Restated Order Form #2 through (including both the annual Foundry Cloud Subscription fee and any usage-based overage fees) issuance to Palantir (or one of its affiliates) of the corresponding amount shares of Common Stock, par value $0.0001 per share of Customer (the “Common Stock”). Notwithstanding the foregoing, upon Customer’s payment of an aggregate amount of $25,000,000 across all Commcerical Agreements (as defined in the Letter Agreement), all amounts owed by Customer under subsequent Commercial Agreements shall be payable in cash only (unless agreed otherwise in writing by the Parties).

BILLING DETAILS

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If Customer opts to satisfy its payment obligations for either (a) the Foundry Cloud Subscription or (b) the Foundry Overage Fees (as defined below) in the corresponding amount of Common Stock, then the Parties will abide by the following process:
•Shortly after the end of each calendar quarter, Palantir will send Customer a notice indicating the Foundry Overage Fees incurred during the prior quarter and notify Customer of the cumulative Foundry Overage Fees then-outstanding.
•Palantir will invoice Customer for all outstanding fees upon the sooner of (a) the accrual of $1,000,000 of outstanding fees; (b) the completion of the annual contract year; and (c) until such time as the Common Stock is listed on a public securities exchange, any change in the per share price of the Common Stock; (d) upon the termination of this Amended & Restated Order Form #2. Customer shall, within 60 days of receipt of any such invoice,
Upon Customer’s receipt of such invoice, Customer will provide Palantir with a subscription agreement in a form that is substantially similar to that certain Subscription Agreement, dated on or about the date hereof, between Palantir and Customer, which shall reflect the number shares of Common Stock to be issued; signing such subscription agreement; and, upon Palantir’s countersignature to such subscription agreement, issuing to Palantir the relevant shares of Common Stock. The Parties agree that the Initial Invoice will be satisfied by the issuance of 8,509 shares of Common Stock of Customer to Palantir (or one of its affiliates) at a price per share of $31.20. With respect to all invoices other than the Initial Invoice, the price per share to be issued in connection therewith shall be as set forth in Section 11 of the Letter Agreement between Customer and Palantir, dated on or about the date hereof (the “Letter Agreement”).

Lance Weber, Chief Accounting Officer [***]
BILLING CONTACT

SHIP TO (PRIMARY LOCATION OF USE – IF DIFFERENT FROM CUSTOMER ADDRESS ABOVE)

[***]
ACCESS SCOPE AND DETAILS

[***]
FOUNDRY USAGE

Palantir Order Form
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Palantir Order Form
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TERMS

1.This Amended & Restated Order Form #2 hereby amends and restates Order Form #2, by and between the Parties and executed as of June 17, 2024, and is issued pursuant to the Palantir Terms of Service (and any exhibits) executed concurrently with the Amended & Restated Order Form #1 (collectively with any Order Forms, the “Agreement”). Any capitalized terms used in this Amended & Restated Order Form #2 but not defined herein shall have the meaning given to them in the Agreement. In the event of a conflict between this Amended & Restated Order Form #2 and the Agreement, this Amended & Restated Order Form #2 shall take precedence.
2.In connection with this Amended & Restated Order Form #2, the Amended & Restated Order Form #1, and subsequent Order Forms as applicable, the Parties have separately negotiated the Flow Down Clause Addendum (NASA SAA-UA-22- 35805 Space Act Agreement Flow Down Clauses) (as mutually agreed, the “Flow-Downs”). In the event a final contract is awarded to Customer or one of its affiliates by NASA, the Parties agree to incorporate the Flow-Downs to form part of any applicable subsequent Order Forms following such award relating to Palantir’s provision of services under such final contract. For the avoidance of doubt, in the event of a conflict between the Agreement and such incorporated Flow-Downs, the Agreement shall take precedence, and any flow down provisions or clauses therein that conflict with the Agreement or that are not applicable by their own terms will be self-deleting. Customer shall be responsible and liable to ensure that the Flow-Downs are enforceable and valid in relation to relevant third parties, such as NASA and government entities, and notwithstanding anything to the contrary in the relevant Space Act Agreement in connection therewith, Palantir shall have no responsibility or liability beyond what is agreed to in the Flow-Downs. In parallel with the foregoing, Customer agrees to use its commercially reasonable best efforts to work with NASA, the Inventions and Contributions Board and any other relevant body, to obtain the broadest possible waiver to ensure that Article 10 of the relevant Space Act Agreement would not apply to Palantir in the event that, under any subsequent Order Form, Palantir creates any subject matter invention or patent right, to which absent of waiver, the Article 10 of the relevant Space Act Agreement would apply.
3.Customer agrees that it will instruct Palantir reasonably in advance to confirm whether the configuration of the Service provided pursuant to the Professional Services enables the Parties to comply with laws, regulations, and contractual obligations applicable to the processing and use of Customer Data as envisaged under any and all applicable Order Forms (including, but not limited to, any applicable obligations of the Flow-Downs).
4.Customer is permitted to grant access to the Service to Customer’s third-party applicable clients, suppliers and/or subcontractors (the “Authorized Third Parties,” which shall be deemed Users under the Agreement), subject to the following additional terms and conditions:
a)    Customer may grant access to the Service to an Authorized Third Party solely for the purpose of supporting services provided by Customer to the Authorized Third Party in connection with Customer’s business purposes; for the avoidance of doubt, an Authorized Third Party may not access the Service for its own business purposes independent of services provided by Customer.
b)    Authorized Third Party access to the Service shall be strictly limited to Customer front-end applications built by or on behalf of Customer using the Palantir Technology and Authorized Third Party is prohibited from directly ingesting data into the Palantir Technology, provided that Customer may ingest Authorized Third Party’s data into the Palantir Technology subject to (a) above.
c)    Authorized Third Party access shall be governed by and subject to all restrictions and obligations in the Agreement, and Customer shall be responsible and liable for any breach or violation thereof by an Authorized Third Party. Customer may provide an Authorized Third Party with access subject to the unaltered access terms separately provided to Customer by Palantir.
d)    Usage by an Authorized Third Party shall be subject to the fees set forth in the Foundry Usage Fees section above.
e)    Customer is responsible for providing support to Authorized Third Parties regarding front-end applications built by or on behalf of Customer, and Customer shall maintain a support policy stating that Authorized Third Party shall submit any support inquiries to Customer, provided that Customer may escalate to Palantir the Palantir Technology issues identified by an Authorized Third Party that are unresolvable by Customer and Palantir will provide reasonable support to Customer for such escalations during Palantir’s normal business hours in the region(s) designated by Palantir.
5.Palantir may publish a brief description of Customer’s use of the Service and may use Customer’s name, logo, trademark or trade dress to identify Customer as a Palantir customer on any of Palantir’s websites, client lists, press releases, and/or other marketing or promotional materials. Any public use hereunder by either party (a) shall be consistent with any trademark or branding guidelines provided by the other party and (b) shall in no event disparage or demean the other party.
6.The Foundry Cloud Subscription is provided to Customer with support terms and service levels defined in the Palantir Service Level Agreement and Support Policy.
7.Hosting Provider:    AWS
8.Hosting Region:    United States

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